EXHIBIT 10.30

PerkinElmer, Inc.

Restricted Stock Agreement under 2005 Incentive Plan

This AGREEMENT made as of the      day of (month), 200X, between PerkinElmer, Inc., a Massachusetts corporation (the “Company”), and                                  (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Shares.

(a) Grant. The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2005 Incentive Plan (the “Plan”),                      shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (“Common Stock”). The Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares shall be subject to vesting as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

(b) Forfeiture. If the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, before the Shares vest, the Shares shall be immediately forfeited to the Company in exchange for $.001 per Share. Notwithstanding anything herein to the contrary, if the Shares do not vest on or before the occurrence of one or more of the events set forth in Section 2, the Shares shall automatically be forfeited to the Company in exchange for $.001 per Share.

(c) Deferral. The Participant may within 30 days of the date hereof make an irrevocable election to exchange any Shares for an account balance under the Company’s Deferred Compensation Plan, denominated in units equal in value to the value of the Shares and distributable only in shares of Common Stock at the time designated by the Participant at the time of such election; provided, however, that such units shall be subject to the vesting provisions of Section 2 of this Agreement. Such account balance shall be reduced to $.001 per share with respect to any unvested share units if the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, before such share units vest pursuant to Section 2 of this Agreement.

2. Vesting. Provided that the Participant remains employed by the Company on the occurrence of the following events or date(s), the Shares will become exercisable (“vest”) as to:

(a) 33% of the original number of Shares upon achievement of earnings per share (EPS) of the Company equal to or greater than $         on or before the last day of the Company’s 200X fiscal year;

(b) as to an additional 33% of the original number of Shares upon achievement of earnings per share (EPS) of the Company equal to or greater than $         on or before the last day of the Company’s 200X fiscal year;

(c) as to the remaining 34% of the original number of Shares upon achievement of earnings per share (EPS) of the Company equal to or greater than $         on or before the last day of the Company’s 200X fiscal year;

(d) EPS is defined in Exhibit A. Notwithstanding the above, the Compensation and Benefits Committee, may, in its sole discretion determine that the vesting criteria have been met;

(e) 100% of any remaining unvested Shares upon the death or permanent disability of the Participant on or before the last day of the Company’s 200X fiscal year. The Participant shall be deemed to be permanently disabled if he has been unable to perform his duties for the Company for a six consecutive month period and if he is entitled to long-term disability benefits under the Company’s long term disability plan, as determined by the long term disability carrier; or

(f) 100% of any remaining unvested Shares upon the occurrence of a Change in Control on or before the last day of the Company’s 200X fiscal year. For purposes of this Agreement, a “Change in Control” means an event or occurrence set forth in one or more of paragraphs (i) to (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but that is specifically exempted under another such subsection):

(i) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), none of the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion, or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of paragraph (ii) of this Section 2(f);

(ii) Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who is a member of the Board on the date of the execution of this Agreement, or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(iii) The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals or entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or indirectly through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company. Absent a determination otherwise by the Committee, the Participant must be employed through the vesting date to be entitled to the Shares.

3. Restrictions on Transfer.

(a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are unvested, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement, (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), or (iii) to the Company in exchange for an account balance under the Company’s Deferred Compensation Plan subject to the terms set forth in Section 1 of this Agreement.

(b) The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

4. Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Clerk of the corporation.”

5. Provisions of the Plan This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

6. Adjustments for Stock Splits, Stock Dividends, Etc.

(a) If from time to time during the term of this Agreement, there is any stock split-up, reverse stock split, stock dividend, stock distribution, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization event or other reclassification of the Common Stock of the Company, or any distribution to holders of Common Stock other than a normal cash dividend, then any and all new, substituted or additional securities to which the Participant is entitled by reason of his ownership of the Shares shall be immediately considered unvested to the extent that the Shares in respect of which such new, substituted or additional securities are received were unvested at the time of receipt of such new, substituted or additional securities, and shall be subject to the restrictions on transfer and other provisions of this Agreement to the same extent as such unvested Shares.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, other than one that constitutes a Change in Control for the purposes of

Section 2 of this Agreement, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares.

7. Withholding Taxes; Section 83(b) Election.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to the vesting of the Shares.

(b) [The Participant will satisfy the tax withholding obligation due on each date on which Shares vest hereunder through the automatic forfeiture to the Company of Shares scheduled to vest on such date. Accordingly the Participant hereby instructs the Company to take whatever action is necessary or advisable such that, with no further action by the Participant, on date on which Shares vest hereunder, Shares are automatically forfeited to the Company on such date with a value equal to the Company’s minimum statutory withholding obligations, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that result from the vesting of Shares on such date hereunder, with the value of one Share for such purpose being equal to the closing price of the Company’s common stock on the trading day preceding the vesting date.]

(c) [As of the date hereof, the Participant is not aware of any material nonpublic information about the Company or its common stock. The Participant has entered into the commitments described in Section 7(b) in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934. It is the intention of the Participant that Section 7(b) comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, and Section 7(b) shall be interpreted to comply with the requirements of such rule.]

(d) The Participant acknowledges and agrees that he may not make an election under Section 83(b) of the Internal Revenue Code with respect to the Shares. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

8. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder) and satisfying the other terms and conditions set forth in Section 2. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

(j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read and understands this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

(k) Delivery of Certificates. The Participant authorizes the Company, on his behalf, to hold the Shares on book entry until the date on which the Shares vest.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PERKINELMER, INC.

By:

Name:
Title:
Address:

PARTICIPANT